SUB-LICENSE AGREEMENT
                                     BETWEEN
                    BIODELIVERY SCIENCES INTERNATIONAL, INC.
                                       AND
                          BIORAL NUTRIENT DELIVERY, LLC
                              DATED EFFECTIVE AS OF
                                  APRIL 1, 2003

         This SUB-LICENSE AGREEMENT (this "Agreement") effective as of April 1, 2003, by and between BioDelivery Sciences International, Inc., a Delaware corporation ("BDSI") and Bioral Nutrient Delivery, LLC, a Delaware limited liability company ("BND") (each, individually, a "Party" and collectively, the "Parties").

                                   WITNESSETH:

         WHEREAS, BDSI has rights to certain Licensed Technology (hereinafter defined) relating to cochleates, cochleate derivatives, and proteoliposomes, and nano-encapsulation;

         WHEREAS, BND recognizes that the Licensed Technology represents a valuable means of delivering for the use and/or sale in the delivery of Nutrients (hereinafter defined) in the processed food and beverage industry for both human and Animal (hereinafter defined) consumption;

         WHEREAS, BDSI has limited resources and currently wishes to focus on developing its Licensed Technology in the pharmacological and medical application fields;

         WHEREAS, BND wishes to enter into an exclusive sublicense agreement (with the right of BND to sublicense as provided for herein) with BDSI for all opportunities in the processed food and beverage industry for both human and Animal consumption which utilizes the Licensed Technology and/or Licensed Patents in the Field (hereinafter defined) from BDSI in order to seek opportunities to develop relationships with Sublicensees (hereinafter defined) with the capability to research, develop and commercialize Consumable Products (hereinafter defined) made in accordance therewith; and

         WHEREAS, BDSI is willing to grant such sublicenses to BND under the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the various promises and undertakings set forth herein, the Parties agree as follows:

                             ARTICLE 1 - DEFINITIONS

         As used herein, capitalized terms shall have the following meanings:

        1.1. "Affiliate", with respect to any Party, shall mean any person or entity controlling, controlled by, or under common control with such Party. For these purposes, "control" shall refer to (i) the possession, directly or indirectly, of the power to direct the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise or (ii) the


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ownership, directly or indirectly, of at least 50% of the voting securities or other ownership interest of a person or entity.

         1.2. "Animal" means all non-human living creatures such as fish, birds, reptiles, mammals, and rodents.

         1.3 "BND Personnel" means any BND employee, intern or consultant who participates in any research having to do with this Agreement in any manner or who acquires knowledge of any test data, clinical information or any other information resulting from this Agreement.

         1.4 "Commercial Sale" shall mean any sale which transfers physical possession and title to any Licensed Product (hereinafter defined) to a Third Party in exchange for value and after which transfer the seller has no right or power to determine the Third Party's resale price. Transfer for research, development or testing purposes shall not constitute a Commercial Sale.

         1.5 "Consumable Products" shall mean any cochleates, cochleate derivatives, geodates and proteoliposomes combined with a Nutrient developed for human or Animal consumption that is: (i) based upon, derived from, identified through or related to any Licensed Technology; and (ii) covered by one or more Licensed Patents and would infringe a Valid Claim thereof.

         1.6 "Effective Date of this Agreement" shall mean the date first written above.

         1.7 "Field" shall mean delivery of Consumable Products to all living systems for processed foods applications for both human and Animal consumption.

         1.8 "Licensed Patents" shall mean any current and future Patent, owned or controlled by BDSI, or any of the same jointly owned or controlled by BDSI and that relate to the Licensed Technology, including Patents set forth on Exhibit A hereto.

         1.9 "Licensed Product" shall mean any Consumable Product that is in suitable form for Commercial Sale by a Sublicensee.

         1.10 "Licensed Technology" shall mean any and all non-patented, proprietary information, including, but not limited to, all patentable and non-patentable inventions, improvements, discoveries, claims, formulae, processes, methods, trade secrets, technologies, data and know-how owned, licensed or controlled by BDSI or to which BDSI has the right to grant licenses or sublicenses before or during the term of this Agreement related to the cochleate, cochleate derivatives, proteoliposome, and nano-encochleation technology described in Exhibit B hereto or derived from any Sponsored Research Program (hereinafter defined).

         1.11 "Net Sales Received" shall mean the gross amount (by royalties, fees or otherwise) received by BND from sales by Sublicensees of Licensed Products in commercial transactions by such Sublicensee(s), less deductions for:

         (a) commissions, trade, quantity and cash discounts or rebates actualy allowed or given; and


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         (b) any tax or government charge (other than an income tax) levied on the sale, transportation or delivery of a Licensed Product and borne by the seller thereof.

         1.12 "Nutrient" shall mean anything added to foodstuff and thought to be health promoting or consumer satisfying including vitamins, minerals, anti-oxidants, phytochemicals, zoochemicals, GRAS-designated chemicals, fatty acids, and flavorings. Nutrients however, does not include anything added to topical applications, cosmetics, nutraceuticals, supplements, vitamin products, and over-the-counter and prescription pharmaceuticals.

         1.13 "Party" shall mean BND or BDSI and, when used in the plural, shall mean BND and BDSI.

         1.14 "Patent" means (i) unexpired letters patent (including inventor's certificates) which have not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period, including without limitation any substitution, extension, registration, confirmation, reissue, re-examination, renewal or any like filing thereof and (ii) pending applications for letters patent, including without limitation any continuation, division or continuation-in-part thereof and any provisional applications.

         1.15 "Patent Coordinator" means a person appointed by each Party to coordinate the exchange of information related to the filing, prosecution and maintenance of patents and patent applications related to this Agreement.

         1.16 "Publication" means any written or oral publication or disclosure resulting from or involving the Licensed Technology and includes but is not limited to a publication or disclosure in books, journals, theses, the media, trade publications, scientific meetings, poster sessions, and symposia.

         1.17 "Sponsored Research Program" shall mean any research or evaluation conducted by BND in collaboration with a Sublicensee or proposed Sublicensee.

         1.18 "Sublicensee" shall mean any Third Party granted a sublicense by BND pursuant to Sections 3.4 and 3.5 hereof.

         1.19     "Territory" shall mean the entire world.

         1.20 "Third Party" means any person or entity other than BND, BDSI or any Affiliate of either BND or BDSI.

         1.21 "UMDNJ" means, collectively and as the context requires, the University of Medicine and Dentistry of New Jersey, Albany Medical College and any other person or entity from whom BDSI licenses the Licensed Technology and the Licensed Patents.

         1.22 "Valid Claim" shall mean a claim of any issued or granted Licensed Patent or a claim of a non-issued Licensed Patent that has been pending for less than 6 years from the date of filing which has not been held invalid or unenforceable by final decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

                   ARTICLE 2 - REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of Both Parties. Each Party represents and warrants to the other Party that: (i) it is free to enter into this Agreement; (ii) in so doing, it will not violate any other agreement to which it is a party; and (iii) it has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.

         2.2 Representations and Warranties of BDSI. BDSI hereby represents and warrants that:

         (a) BDSI either owns or licenses all of the Licensed Patents listed on Exhibit A hereto, and has the exclusive right to grant licenses and sublicenses therefore without the consent or approval of any Third Party, except as provided in Section 2.3;

         (b) BDSI owns or licenses all of the Licensed Technology in existence on the date of this Agreement, and has the right to grant licenses and sublicenses therefore without the consent or approval of any Third Party;

         (c) To the best of BDSI's knowledge, all the Licensed Patents listed on Exhibit A hereto are in full force and effect and have been maintained to date; and

         (d) BDSI has not entered into any agreement with any Third Party which is in conflict with the rights granted to BND pursuant to this Agreement.

         2.3 Disclaimer of Other Warranties. EXCEPT AS PROVIDED HEREIN, THE LICENSED TECHNOLOGY IS PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. EXCEPT AS EXPRESSLY PROVIDED, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY THAT THE LICENSED TECHNOLOGY WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF A THIRD PARTY.

         2.4 Employee Agreements. Each Party warrants that it has, and covenants that it will have, entered into a proprietary information and inventions agreement with each of its employees prior to the time that any such employee shall receive confidential information from a disclosing party or begin work related to this Agreement. Such agreement shall minimally set forth employee obligations to assign inventions to the inventing Party and to maintain confidentiality of confidential information consistent with the terms of this Agreement.

                            ARTICLE 3 - LICENSE GRANT

         3.1 Grant of License. Subject to the terms and conditions of this Agreement, BDSI hereby grants to BND an exclusive license throughout the Territory, with the right to grant sublicenses (subject to Sections 3.4 and 3.5), to make, use or sell Licensed Products in the Field. In addition, subject to the terms and conditions of this Agreement, BDSI hereby grants to BND an exclusive license throughout the Territory, with the right to grant sublicenses (subject to Sections 3.4 and 3.5), to use BDSI's registered trademark "Bioral" in connection with the creation of Consumable Products in the Field.

         3.2 Reservation of Rights. The license granted in Section 3.1 of this Agreement is subject to a reserved right in BDSI and its other licensees to make, use and sell products for any application not within the Field. In addition, the Parties acknowledge that (a) UMDNJ has reserved the right to use and permit the use of Licensed Technologies and Patents by non-profit organizations for research purposes, solely for education and research purposes on a non-commercial basis, and (b) BSDI hereby reserves the same rights for itself.

         3.3 Primary Purpose; Consumable Product Approval; Trademark Approval. It is understood and agreed that the primary purpose of this Agreement is to enable BND to seek out and secure arrangements with Sublicensees who will, in turn, sublicense the Licensed Technology from BND to create Consumable Products. It is not intended that BND will itself develop, manufacture, produce, distribute, market or sell any Consumable Products. However, in the event that BND seeks to develop or sublicense a Consumable Product, prior to developing or sublicensing such Consumable Product, BND will notify BDSI in writing regarding the identity of such Consumable Product and BND's intent to develop or sublicense the same ("Product Development Notification"). BDSI shall notify BND in writing of its consent to BND's request to develop a Consumable Product within sixty (60) days of receipt of a Product Development Notification. In the event that BDSI fails to provide a written response to BND within such 60-day period, then BDSI shall be deemed to have consented to BND's request to develop a Consumable Product. BND agrees that such consent may be granted or withheld in BDSI's sole discretion. In addition, from time to time at the request of BDSI, BND and any Sublicensees will provide to BDSI specimens of use of BDSI's trademark "Bioral", and BDSI shall have the right to make reasonable modification or similar requests related to use of such trademark.

         3.4 Right to Grant Sublicenses. In furtherance of the primary purpose of this Agreement as set forth in Section 3.3 above, BND shall have the right to sublicense the License Patents and Licensed Technology in its sole and absolute discretion. Each sublicense granted by BND pursuant to this Agreement, shall be consistent the provisions of this Agreement. Prior to the grant of each sublicense hereunder, BND shall provide BDSI a copy of the sublicense.

         3.5 BND Responsibility for Sublicense; Reversion of Sublicense Rights. BND shall use its best efforts to enforce the performance of its Sublicensees of any sublicense agreements entered into by BND. Upon termination of this Agreement, and subject to payment of any applicable termination fee, all sublicenses shall revert directly to BDSI, which may at its election recognize or disaffirm each such sublicense on a case-by-case basis.

         3.6  Inventions.

     (a) Intellectual Property Not Licensed. Except as expressly provided herein or in an Exhibit, nothing in this Agreement shall be construed as a grant to either party of any ownership or other interest in any copyrights, patents, trademarks, know-how, inventions, trade secrets and registrations and applications for the registration thereof ("Intellectual Property") of the other created on or before or after the Effective Date.

         (b) Joint Inventions. Any and all inventions developed by a Party, shall be owned by such developing Party, except that patents and applications for which employees or officers of both Parties are inventors will be jointly owned. Any such jointly owned patent or patent application shall be filed, prosecuted and maintained with the equal cooperation and at the equal expense of both Parties by a patent attorney or agent agreed upon by both parties. The Parties agree to reasonably cooperate with each other to execute, or cause their employees to execute, any documents necessary or desirable to secure or perfect legal rights and worldwide joint ownership in, including, but not limited to documents relating to patent and copyright applications.

         (c) In the event that only BND wishes a joint patent or patent application to be filed, prosecuted, and/or maintained, BND (i) shall have the right to elect to file, prosecute and/or maintain the joint patent or patent application, (ii) shall be entitled to use for that purpose patent attorneys or agents of its choice, and (iii) shall bear the costs of filing, prosecuting and/or maintenance.

                    ARTICLE 4 - ROYALTY PAYMENTS AND REPORTS

         4.1 License Fee. BND shall not be required to pay to BDSI any upfront licensing fee.

         4.2 Running Royalty. In consideration of the license rights set forth in Article 3 hereof, BND shall, during the periods specified in Section 4.3, pay to BDSI a royalty on all Net Sales Received by BND from Sublicensee(s) at the rate of eight percent (8%) of Net Sales Received (the "Running Royalty").

         BDSI agrees to discuss with BND and give due consideration to BND's views as to other appropriate and reasonable reductions of such rate at any time that BND believes that market conditions make it economically unreasonable to pay BDSI a Running Royalty at the rates above on any Licensed Product.

         4.3 Term of Running Royalty Obligations. The Running Royalty obligations specified in Sections 4.2 above shall continue for the term of the last to expire of (i) the term of this Agreement and (ii) the Licensed Patent rights covering the Licensed Product.

         4.4 Date and Place of Sale. Licensed Products shall be considered sold when BND, an Affiliate or Sublicensee is paid by a purchaser for a Licensed Product in money and/or other compensation such as barter or counter-trade.

         4.5 Payments by BND. Running Royalties accruing to BDSI pursuant to Sections 4.2 shall be paid by BND to BDSI no later than sixty (60) days following the end of the calendar half-year during which such Running Royalties accrued.

         4.6 Place of Payment. All Running Royalty payments due BDSI shall be payable in United States dollars by wire transfer to a bank account designated by BDSI from time to time. BND shall convert all non-U.S. dollar sales to U.S. dollars using the average exchange rates quoted in the Wall Street Journal for the final day of each month in the relevant period for which the Running Royalty is being paid. In the event payment of any Running Royalties is restricted or prohibited by the laws or regulations of a particular country, then to the extent of such a restriction and prohibition, Running Royalties shall be paid to BDSI in that country and in the currency of said country into an account to be designated by BDSI.

         4.7 Third Party Consideration. In the case of a Commercial Sale other than in an arm's-length transaction exclusively for money, such as barter or counter-trade, the amount of such

Commercial Sale shall be calculated using the fair market value of such Licensed Product (if higher than the stated sales price) in the country of disposition.

         4.8 Taxation of Payments.

         (a) Insofar as any payment that is due BDSI under this Agreement is subject to any tax, duty, levy, or other government imposition, BDSI agrees to bear any and all such taxes, duties, levies or impositions. BDSI hereby authorizes BND to withhold such taxes, duties, levies or impositions from the payments which are payable to BDSI in accordance with this Agreement if BND is required to do so under the laws of the United States or any country in the Territory where such taxes, duties, levies or impositions are payable. Whenever BND deducts such tax, duty, levy or imposition from any payments due BDSI, then BND shall furnish BDSI with a certificate showing the payment of thereof to the United States or any country in the Territory.

         (b) In the event the Running Royalty payments which are due to BDSI under this Agreement are subject to value added taxation by any government, then BDSI shall bear such value added tax in full and BND shall be reimbursed therefor. If appropriate, BDSI may add such value added taxes to its royalty accounts, provided such value added taxes are credited against BND's value added tax debt and BND is reimbursed in full with respect thereto. Notwithstanding anything herein to the contrary, BND shall have no liability for any value added tax directly or indirectly relating to the Running Royalties.

         (c) In the event any payment by BND to BDSI is subject to a withholding or other income tax in any country in the Territory, BND shall so advise BDSI promptly following BND becoming aware of the applicability of any such tax. BDSI shall have the right to contest with the appropriate governmental body any such proposed withholding and BND shall provide, at BDSI's expense, reasonable cooperation to BDSI in any such contest. BND shall provide BDSI with such receipts or other evidence of any tax withheld as is necessary for BDSI to claim any credit or deduction available to it in other jurisdictions. Payments to BDSI shall only be reduced for withholding taxes imposed by the jurisdiction out of which the payment is directly made to the BDSI.

         4.9 Interest. All payments due hereunder from BND that are not paid to BDSI when due and payable as specified in this agreement shall bear interest at an annual rate equal to the prime rate ("Prime Rate") for U.S. dollar deposits in effect from time to time, as published daily in the Wall Street Journal plus 2%, compounded monthly from the date due until paid, or at such lower rate of interest as shall then be the maximum rate permitted by applicable law.

         4.10 Right to Documentation. Upon request, BDSI shall have the right to request reasonable documentation of BND's calculations to determine BND's Net Sales Received and to request discussion of such calculations with appropriate representatives of BND.

         4.11 Records Retention. BND, its Sublicensee and Affiliates shall keep complete and accurate records pertaining to the sale of Licensed Products in the Territory and covering all transactions which Net Sales Received are derived for a period of three (3) calendar years after the year in which such sales occurred, and in sufficient detail to permit BDSI to confirm the accuracy of Running Royalty calculations hereunder.

         4.12 Audit Request. At the request and expense of BDSI, BND, its Affiliates and Sublicensees shall permit an independent, certified public accountant appointed by BDSI acceptable to BND or its Affiliates, at reasonable times and upon reasonable notice, to examine those records and all other material documents relating to or relevant to Net Sales Received and Sublicensee income in the possession or control of BND, its Affiliates or Sublicensees, for a period of three (3) years after such Running Royalties have accrued, as may be necessary to: (i) determine the correctness of any report or payment made under this Agreement; or (ii) obtain information as to the Running Royalties payable for any calendar quarter in the case of BND's or its Affiliate's failure to report or pay pursuant to this Agreement. Said accountant shall not disclose to BDSI any information other than information relating to said reports, Running Royalties, and payments. Results of any such examination shall be made available to both Parties. BDSI shall bear the full cost of the performance of any such audit, unless such audit demonstrates underpayment of royalties by BND of more than ten percent (10%) from the amount of the original Running Royalty payment made by BND. In such event, BND shall bear the full cost of the performance of such audit. BDSI shall have no right to audit or seek payment of any Running Royalties for any Commercial Sale after the date which is three years from the date of such Commercial Sale.

            ARTICLE 6 - PATENT PROSECUTION; ENFORCEMENT; INFRINGEMENT

         6.1 Patent Prosecution and Maintenance. BDSI at its sole expense and acting through patent attorneys or agents of its choice, shall prepare, file, prosecute and maintain all Licensed Patents belonging to BDSI and shall continue to have full responsibility for and shall control the preparation and prosecution of all Patents and the maintenance of all Patents related to the Licensed Technology and included in the Licensed Patents. BDSI's Patent Coordinator shall provide the BND Patent Coordinator at least once per Fiscal Year with an updated list of the licensed patents and applications.

         6.2 Limitations on Publications. The Parties agree that no one Party shall publish the results of any studies, whether conducted by its own employees or in conjunction with a Third Party, carried out pursuant to this Agreement or confidential information received from the other Party that is relating to a Consumable or Licensed Product, without the prior written approval of the other Party. Each Party agrees to provide the other Party with a copy of any proposed abstracts, presentations, manuscripts, or any other disclosure which discloses clinical study results pursuant to this Agreement or confidential information received from the other Party at least one hundred twenty (120) days prior to their intended submission for publication and agrees not to submit or present such disclosure until the Party not seeking to disclose such information provides its prior written approval. Such written approval will not be unreasonably withheld unless such proposed disclosure could reasonably harm or impair a Party's intellectual property assets or may reasonably cause commercial harm to a Party.

         6.3 Notification of Infringement. If either Party learns of an infringement or threatened infringement by a Third Party of any Licensed Patent granted hereunder within the Territory, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement. Section 6.3 shall then be applicable.

         6.4 Patent Enforcement. BDSI shall have the first right, but not the duty, to institute patent infringement actions against third parties based on any Licensed Patent under this Agreement. If BDSI does not institute an infringement proceeding against an offending Third Party within ninety (90) days after receipt of notice from BND, BND shall have the right, but not the duty, to institute such an action.

The costs and expenses of any such action (including fees of attorneys and other professionals) shall be borne by the Party instituting the action, or, if the Parties elect to cooperate in instituting and maintaining such action, such costs and expenses shall be borne by the Parties in such proportions as they may agree in writing. Each Party shall execute all necessary and proper documents and take such actions as shall be appropriate to allow the other Party to institute and prosecute such infringement actions. Any award paid by third parties as a result of such an infringement action (whether by way of settlement or otherwise) shall be paid to the Party who instituted and maintained such action, or, if both Parties instituted and maintained such action, such award shall be allocated among the Parties in proportion to their respective contributions to the costs and expenses incurred in such action.

         6.5  Infringement Action by Third Parties.

         (a) In the event of the institution of any claim or suit by a Third Party against BND for patent infringement involving the manufacture, use, lease or sale of any Licensed Product in the Territory, BND shall promptly notify BDSI in writing of such claim or suit. BND shall have the right to defend such claim or suit at its own expense, and BDSI hereby agrees to assist and cooperate with BND, at BDSI's own expense, to the extent necessary in the defense of such claim or suit. During the pendency of such claim or suit, BND shall continue to make all payments due under this Agreement, but shall have a credit against Running Royalties otherwise payable hereunder for the full amount of all costs and expenses incurred by BND in defending against such claim or suit; provided, however, that in applying the credit against any Running Royalty payment, the amount of such payment shall not be reduced by more than 50% and any remaining credit shall be applied against subsequent Running Royalty payments .

         (b) If as a result of any judgment, award, decree or settlement resulting from a claim or action instituted by a Third Party, BND is required to pay a royalty or other amounts to such Third Party ("Third Party Royalty"), BND shall continue to pay Running Royalties in the country which is the subject of such action, but shall be entitled to a credit against such payments in an amount equal to the Third Party Royalty, but in no event shall such credit be more than the Running Royalties due hereunder in such country which is the subject of such action and any remaining credit shall be applied against subsequent Running Royalty payments. In addition, if BND is required to pay damages to such Third Party, and such damages are not otherwise reimbursed by BDSI, BND shall be entitled to a credit against Running Royalty payments in an amount equal to such damages, to the extent paid by BND to such Third Party, but in no event shall the total credit provided hereunder be more than such Running Royalties due hereunder for such Licensed Products in such country which is the subject of such action.

                           ARTICLE 7 - CONFIDENTIALITY

         7.1 Confidentiality; Exceptions. Except as required by law, rule or regulation, to the extent expressly authorized by this Agreement or otherwise agreed to in writing, the Parties agree that, for the term of this Agreement and for ten (10) years thereafter, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose other than proper performance hereunder any information furnished to it by the other Party pursuant to this Agreement, except to the extent that it can be established by the receiving Party by competent proof that such information:

         (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

         (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

         (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

         (d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

         (e) was independently developed by or for the receiving Party by persons not having access to such information, as determined by the written records of such party.
         Each Party may disclose the other's information to the extent such disclosure is reasonably necessary in filing or prosecuting Patents, prosecuting or defending litigation, complying with applicable governmental regulations, undertaking basic research with outside collaborators, or conducting preclinical or clinical trials provided that if a Party is required by law to make any such disclosure of the other Party's secret or confidential information it will, except where impracticable for necessary disclosures, for example to Third Parties conducting studies or to health authorities, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information required to be disclosed.

                           ARTICLE 8 - INDEMNIFICATION

          8.1 Indemnification by BND. BND shall defend, indemnify and hold BDSI, its officers, directors, employees and consultants harmless from and against any and all Third Party claims, suits or demands, threatened or filed ("Claims") for liability, damages, losses, costs and expenses (including the costs and expenses of attorneys and other professionals), at both trial and appellate levels, relating to the distribution, testing, manufacture, use, lease, sale, consumption on or application of Licensed Products by BND, its Affiliates or its Sublicensees pursuant to this Agreement, including, without limitation, claims for any loss, damage, or injury to persons or property, or loss of life, relating to the promotion and advertising of Licensed Products and/or interactions and communications with governmental authorities, physicians or other Third Parties relating to the Licensed Products. The foregoing indemnification shall not apply to any Third Party Claims to the extent are caused by the negligence of BDSI.

          8.2 Indemnification by BDSI. BDSI shall defend, indemnify and hold BND, its officers, directors, members, managers, employees and consultants harmless from and against any and all Third Party Claims for liability, damages, losses, costs and expenses (including the costs and expenses of attorneys and other professionals), at both trial and appellate levels, relating to BDSI's activities contemplated under this Agreement, including, but not limited to, (a) breach of the representations, warranties and obligations of BDSI hereunder, or
(b) any tax, duty, levy or government imposition on any sums payable by BND to BDSI hereunder. The foregoing indemnification shall not apply to any Claims to the extent caused by the negligence of BND.

          8.3 Notice. In the event that either Party seeks indemnification under Sections 8.1 or 8.2, the Party seeking indemnification agrees to (i) promptly inform the other Party of the Third Party Claim, (ii) permit the other Party to assume direction and control of the defense or claims resulting therefrom (including the right to settle it at the sole discretion of that Party), and
(iii) cooperate as reasonably requested (at the expense of that Party) in the defense of the Claim.

          8.4  Insurance.

         (a) Prior to the first license granted to a Sublicensee under this Agreement, BND shall obtain and maintain broad form comprehensive general liability insurance and Licensed Products liability insurance with a reputable and financially secure insurance carrier, to cover such activities of BND and BND's contractual indemnity under this Agreement. Such insurance shall provide minimum annual limits of liability of $1,000,000.00 per occurrence and $3,000,000 in the aggregate with respect to all occurrences being indemnified under this Agreement. Such insurance policy shall be purchased and kept in force for the period of five (5) years after the cessation of sales of all Licensed Products under this Agreement.

         (b) In the event that BND chooses to rely on any strategic partners of BND to satisfy any of the requirements for insurance under this Section 8.4, then BND shall provide details of such coverage to BDSI for its information. Any such coverage must substantially comply with the form, scope and amounts set forth in this Section 8.4(a) which are applicable to such insurance. In the event that any such insurance is a self-insured plan, BND shall determine that such strategic partner's self-insured plan is adequate given the financial condition of such strategic partner. At BDSI's request, which shall not be more frequently than annually, BND shall provide BDSI with a certificate of such insurance or written verification by such strategic partner of such self-insurance.

         (c) At BDSI's request, which shall not be more frequently than annually, BND shall provide BDSI evidence of any insurance obtained pursuant to
Section 8.4(a). BND shall not, and shall not permit any strategic partner to, cancel or materially reduce the coverage of any policy of insurance required under this Section 8.4(a) without giving BDSI thirty (30) days prior written notice thereof.

                          ARTICLE 9 - TERM; TERMINATION

         9.1 Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided hereunder, shall terminate as to each Licensed Patent and as to each country in the Territory, upon the expiration of such Licensed Patent.

         9.2 Termination By Either Party Upon Breach or Bankruptcy. Failure by either Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give to the Party in default notice specifying the nature of the default and requiring it to cure such default. If such default is not cured within sixty (60) days after the receipt of such notice (or, if such default cannot be cured within such sixty (60) day period, if the Party in default does not commence and diligently continue actions to cure such default), the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, in addition to any other remedies available to it by law or in equity, to terminate this Agreement by giving written notice to take effect within thirty (30) days after such notice unless the defaulting Party shall cure such default within said thirty
(30) days. The right of either Party to terminate this Agreement, as hereinabove provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous default. In addition, either Party may terminate this Agreement on written notice to the other Party in the event that the non-terminating Party:
(i) commences any case, proceeding or other action seeking protection for such Party as debtor under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors (each, a "Bankruptcy Law"); (ii) consents to the entry of an order for relief in or institution of any case, proceeding or other action brought by any third party against such Party as a debtor under any Bankruptcy Law; (iii) files an answer in any involuntary case or proceeding described in the previous clause admitting the material allegations of the petition therefor or otherwise failing to contest any such involuntary case or proceeding; the seeking of or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Party or for a substantial portion of its assets; (iv) makes any assignment for the benefit of the creditors of such Party; or (v) admits in writing that such Party is unable to pay its debts as they mature or that such Party is not paying its debts as they become due.

         9.3 Termination by BDSI Without Cause; Termination Payment. BDSI shall have the right to terminate the license granted herein from time to time, and for any reason or no reason, by giving notice in writing to BND. Such termination shall be effective thirty (30) days from the date such notice is given, and all BND's rights associated therewith shall cease as of that date. At the conclusion of such thirty (30) day period, BDSI shall pay to BND a one-time termination fee of six (6) times the trailing 12 months gross revenues of BND. Where BND has outstanding sublicense agreement(s) with a Third Party at the time that a termination notice is given by either Party, BDSI shall have the right, in its sole and absolute discretion, to acquire and assume, and BND shall assign and transfer all of BND's rights to the sublicense with the Third Party for no consideration other than the payment of the aforementioned termination fee.

         9.4 Termination of Sublicenses. Upon any termination of this Agreement, all sublicenses granted by BND under this Agreement shall terminate simultaneously, subject, nevertheless, to Section 9.3.

         9.5 Effect of Termination. Upon the termination of any license granted herein as to any Licensed Product in any country in the Territory other than pursuant to Section 9.1, BND and its Affiliates and Sublicensees shall promptly:
(i) return to BDSI all relevant records, materials or confidential information of BDSI concerning the Licensed Technology relating to such Licensed Product in such country in the possession or control of BND or any of its Affiliates or Sublicensees; and (ii) assign to BDSI, or BDSI's designee, its registrations with governmental health authorities, licensees, and approvals of such Licensed Product in such country.

         9.6 Surviving Rights. Termination of this Agreement shall not terminate BND's obligation to pay all Running Royalties which shall have accrued hereunder. The Parties' obligations under Articles 7, 8 and 9 and Sections 11.5 and 11.11 shall survive termination.

         9.7 Accrued Rights, Surviving Obligations. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party under this Agreement prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

                    ARTICLE 10 - SUPPLIES OF SAMPLE MATERIAL

         10.1 BDSI Supply Requirements. BDSI shall use its best effort to provide all quantities of cochleates, cochleate derivatives, geodates or proteoliposomes which BND or any Sublicensee needs in connection with this Agreement, at reasonable cost. Such materials shall be suitable for use in cell culture or laboratory animals.

                      ARTICLE 11 - MISCELLANEOUS PROVISIONS

         11.1 Relationship of Parties. Nothing in this Agreement is or shall be deemed to constitute a partnership, agency, employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

         11.2 Assignment. Except as otherwise provided herein, neither this Agreement nor any interest hereunder shall be assignable by any Party without the prior written consent of the other; provided, however, that either Party may assign this Agreement to any wholly-owned subsidiary or to any successor by merger or sale of substantially all of its assets to which this Agreement relates in a manner such that the assignor shall remain liable and responsible for the performance and observance of all its duties and obligations hereunder. This Agreement shall be binding upon the successors and permitted assigns of the parties and the name of a Party appearing herein shall be deemed to include the names of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 11.2 shall be void.

         11.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         11.4 Force Majeure. Neither Party shall be liable to the other for loss or damages nor shall have any right to terminate this Agreement for any default or delay attributable to any act of God, flood, fire, explosion, strike, lockout, labor dispute, shortage of raw materials, casualty, accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority or representative of any such government, or any other cause beyond the reasonable control of such Party, if the Party affected shall give prompt notice of any such cause to the other Party. The Party giving such notice shall thereupon be excused from such of its obligations hereunder as it is thereby disabled from performing for so long as it is so disabled and for thirty (30) days thereafter. Notwithstanding the foregoing, nothing in this Section 11.4 shall excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

         11.5 Notices. Any notice required or permitted to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if: (a) delivered personally,
(b) delivered by a recognized overnight courier service instructed to provide next-day delivery, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission with confirmation of receipt. Such notices, demands and other communications shall be sent to the addresses set forth below, or to such other addresses or to the attention of such other person as the recipient Party has specified by prior written notice to the sending Party. Date of service of such notice shall be:
(i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of confirmation of successful transmission), (ii) three days after the date of mailing if sent by certified or registered mail, or (iii) one day after date of delivery to the overnight courier if sent by overnight courier. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below:

                  If to BDSI, addressed to:

                  BioDelivery Sciences International, Inc.
                  185 South Orange Avenue, Administrative Building No. 4, Newark, NJ 07103
                  Telephone No.: (973) 972-0015
                  Fax No.: (973) 972-0323
                  Attn: President

                  If to BND, addressed to:

                  Bioral Nutrient Delivery, LLC
                  5310 Cypress Center Drive, #101
                  Tampa, FL 33609
                  Telephone No.: (813) 864-2562
                  Fax No.: (813) 288-8757
                  Attn:  President

                  in each case, with a copy to the following:

                  Ellenoff Grossman & Schole LLP
                  370 Lexington Avenue
                  New York, NY 10017
                  Telephone No.: (212) 370-1300
                  Fax No.: (212) 370-7889
                  Attn: Barry I. Grossman, Esq. and Douglas S. Ellenoff, Esq.

         11.6 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. This Agreement may be executed in a series of counterparts and by facsimile, all of which, when taken together, shall constitute one and the same instrument.

         11.7 Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by the waiving Party.

         11.8 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

         11.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         11.10 Entire Agreement of the Parties. This Agreement constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.

         11.11    Arbitration.

         (a) Any controversy, claim, or dispute arising out of or relating to this Agreement, including any alleged breach or threatened breach of the provisions contained in this Agreement, will, upon written demand of a Party, be resolved timely by arbitration held in New York, New York, and administered by the American Arbitration Associate ("AAA") in accordance with the Commercial Arbitration Rules of the AAA and, to the maximum extent applicable, pursuant to the Federal Arbitration Act, 9 U.S.C. 1 et seq.

         (b) An award rendered in any such proceeding shall be final, binding, and non-appealable, and judgment thereon may be entered in any court having competent jurisdiction. All controversies, claims or disputes will be decided by a single arbitrator to be chosen by the AAA, who will have the authority to render all manner of awards, including all damages of any kind and costs, fees, interest and the like. Any arbitrator presiding over any such controversy, claim, or dispute will be knowledgeable in the subject matter of the dispute.

         (c) The arbitrator may grant any remedy or relief deemed just and equitable, including any provisional and injunctive remedies available at law or in equity (in which case the Party receiving such relief may apply to the court of competent jurisdiction for enforcement of such provisional or injunctive order, without prejudice to the continued arbitration of the matter); provided, however, that the AAA may, upon the demand of any party to the controversy, claim, or dispute, administratively appoint a single "provisional relief" arbitrator on an expedited basis to consider any request for, and grant, such provisional or injunctive remedy; and, provided further, that the arbitrator shall award reasonable attorneys' fees and expenses to the prevailing party. The arbitrator will resolve all disputes in accordance with the laws of the State of Delaware. The arbitrator will make specific, written findings of fact and conclusions of law. The arbitrator's findings of fact will be binding on all parties and will not be subject to further review.



                        [NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.


                                  BIODELIVERY SCIENCES INTERNATIONAL, INC.


                                  By:   /s/ Francis E. O'Donnell, Jr.
                                        ---------------------------------------
                                        Name:  Francis E. O'Donnell, Jr., M.D.
                                        Title:    President and CEO


                                  BIORAL NUTRIENT DELIVERY, LLC


                                  By:   /s/ James A. McNulty
                                        ---------------------------------------
                                        Name: James A. McNulty
                                        Title:   Secretary, Treasurer and CFO


                                                       EXHIBIT A

                                                    LICENSED PATENTS

------------------------------- ---------------------------- ---------------------------- ----------------------------
      Docket No./Title/
           Country                 Appln No./ Patent No.       Filing Date/Issue Date               Status
------------------------------- ---------------------------- ---------------------------- ----------------------------
BSZ-005: Liposome Methods and Composition
----------------------------------------------------------------------------------------------------------------------
              US                         4,663,161                    5-May-87                      Issued
------------------------------- ---------------------------- ---------------------------- ----------------------------
BSZ-005DV:  Reconstituting Viral Glycoproteins Into Large Phospholipid Vesicles
----------------------------------------------------------------------------------------------------------------------
              US                         4,871,488                    30-Oct-89                     Issued
------------------------------- ---------------------------- ---------------------------- ----------------------------
BSZ-006:  Protein-or Peptide-Cochleate Vaccines and  Methods of Immunizing Using the Same
BSZ-006CP:  Stabilizing And Delivery Means of Biological Molecules
----------------------------------------------------------------------------------------------------------------------
              US                         5,643,574                    1-Jul-97                      Issued
------------------------------- ---------------------------- ---------------------------- ----------------------------
          Int'l (PC)                    US94/10913                   30-Sept-94                  Nationalized
------------------------------- ---------------------------- ---------------------------- ----------------------------
            Canada                       2,169,297                   30-Sept-94                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
          Australia                       689505                      2-Apr-98                      Granted
------------------------------- ---------------------------- ---------------------------- ----------------------------
        Europe (incl.)                   0 722 338                   25-July-01                     Granted
------------------------------- ---------------------------- ---------------------------- ----------------------------
        Great Britain                   94930484.4                   25-July-01                     Granted
------------------------------- ---------------------------- ---------------------------- ----------------------------
            Sweden                       0 722 338                   25-July-01                     Granted
------------------------------- ---------------------------- ---------------------------- ----------------------------
           Austria                       0 722 338                   25-July-01                     Granted
------------------------------- ---------------------------- ---------------------------- ----------------------------
         Switzerland                     E 20 3413                   25-July-01                     Granted
------------------------------- ---------------------------- ---------------------------- ----------------------------
           Ireland                       0 722 338                   25-July-01                     Granted
------------------------------- ---------------------------- ---------------------------- ----------------------------
            Italy                        0 722 338                   25-July-01                     Granted
------------------------------- ---------------------------- ---------------------------- ----------------------------
            France                       0 722 338                   25-July-01                     Granted
------------------------------- ---------------------------- ---------------------------- ----------------------------
           Germany                       0 722 338                   25-July-01                     Granted
------------------------------- ---------------------------- ---------------------------- ----------------------------
           US (CN)                      08/629,923                       ---                       Abandoned
------------------------------- ---------------------------- ---------------------------- ----------------------------
           US (CP)                       5,840,707                    24-Nov-98                     Issued
------------------------------- ---------------------------- ---------------------------- ----------------------------
        Int'l (CP2PC)                   US96/01704                    22-Feb-96                  Nationalized
------------------------------- ---------------------------- ---------------------------- ----------------------------




  Docket No./ Title/Country        Appln No./Patent No.        Filing Date/ Issue Date              Status
------------------------------- ---------------------------- ---------------------------- ----------------------------
      Australia(CP2AU1)                  49748/96                     22-Feb-96                    Abandoned
------------------------------- ---------------------------- ---------------------------- ----------------------------
      Australia(CP2AU2)                  32599/00                     22-Feb-96                    Accepted
------------------------------- ---------------------------- ---------------------------- ----------------------------
      Australia(CP2AU3)                 2002300615                    22-Feb-96                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
        Canada(CP2CA)                    2,212,238                    22-Feb-96                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
        Europe (CP2EP)                  96906334.6                    22-Feb-96                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
        Japan (CP2JP)                    8-525713                     22-Feb-96                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
           US (CP3)                      5,994,318                    30-Nov-99                     Issued
------------------------------- ---------------------------- ---------------------------- ----------------------------
        Int'l (CP3PC)                   US97/02632                    21-Feb-97                  Nationalized
------------------------------- ---------------------------- ---------------------------- ----------------------------
        Canada (CP3CA)                   2,246,754                    21-Feb-97                     Issued
------------------------------- ---------------------------- ---------------------------- ----------------------------
BSZ-007:  Protein-Lipid Vesicles And Autogenous Vaccine Comprising The Same
----------------------------------------------------------------------------------------------------------------------
              US                         5,834,015                    10-Nov-98                     Issued
------------------------------- ---------------------------- ---------------------------- ----------------------------
           US (CP)                       6,165,502                    26-Dec-00                     Issued
------------------------------- ---------------------------- ---------------------------- ----------------------------
          Int'l (PC)                    US97/08422                    2-Sept-97                  Nationalized
------------------------------- ---------------------------- ---------------------------- ----------------------------
          Australia                       722647                      10-Aug-00                     Issued
------------------------------- ---------------------------- ---------------------------- ----------------------------
            Canada                       2,264,646                    2-Sept-97                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
            Europe                      97940721.0                    2-Sept-97                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
            Japan                        10-513692                    2-Sept-97                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
BSZ-009:  Nanocochleate Formulations, Process Of Preparation And Method Of Delivery of Pharmaceutical Agents

BSZ-009PC:  Novel Hydrogel Isolated Cochleate Formulations, Process of  Preparation and Their Use For the Delivery
of Biologically Relevant Molecules

BSZ-009CP:  Cochleate Formulations, Process of  Preparation and Their Use For the Delivery of  Biologically
Relevant Molecules
----------------------------------------------------------------------------------------------------------------------
              US                         6,153,217                    28-Nov-00                     Granted
------------------------------- ---------------------------- ---------------------------- ----------------------------
          Int'l (PC)                    US00/01684                    24-Jan-00                  Nationalized
------------------------------- ---------------------------- ---------------------------- ----------------------------
          Australia                       3213/00                     24-Jan-00                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
  Docket No./ Title/Country        Appln No./Patent No.        Filing Date/Issue Date               Status
------------------------------- ---------------------------- ---------------------------- ----------------------------
            Canada                       2,358,505                    24-Jan-00                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
            Europe                     00 909 961.5                   24-Jan-00                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
            Japan                       2000-594446                   24-Jan-00                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
           US (CP)                      09/613,840                   11-Aug.-00                     Allowed
------------------------------- ---------------------------- ---------------------------- ----------------------------
          US (CPCN)                     10/421,358                   23-Apr.-03                      Filed
------------------------------- ---------------------------- ---------------------------- ----------------------------
         Int'l (CPPC)                   US01/02299                    24-Jan-01                  Nationalized
------------------------------- ---------------------------- ---------------------------- ----------------------------
       Australia (CPAU)                  31114/01                     24-Jan-01                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------

        Canada (CPCA)                    2,397,792                    24-Jan-01                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
        Europe (CPEP)                  01 903 273.9                   24-Jan-01                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
         Japan (CPJP)                   2001-552865                   24-Jan-01                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
BSZ-010:  Cochleates From Purified Soy Phosphatidylserine
----------------------------------------------------------------------------------------------------------------------
              US                        10/105,314                   26-Mar -02                    Abandoned
------------------------------- ---------------------------- ---------------------------- ----------------------------
           US (CN)                      10/304,567                    26-Nov-02                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
          Int'l (PC)                  PCT/US03/09562                  26-Mar-03                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
BSZ-014:  Geodate Delivery Vehicles
----------------------------------------------------------------------------------------------------------------------
      1st US Provisional                60/422,989                    1-Nov-02                      Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
      2nd US Provisional                60/440,284                    14-Jan-03                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
BSZ-017:  Cochleate Preparations of Fragile Nutrients (Beta-Carotene)
----------------------------------------------------------------------------------------------------------------------
      1st US Provisional                60/440,120                    15-Jan-03                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
      2nd US Provisional                60/465,754                    25-Apr-03                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
BSZ-018:  Antisense (Morpholino) Cochleates
----------------------------------------------------------------------------------------------------------------------
      1st US Provisional                60/461,483                    9-Apr.-03                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------
      2nd US Provisional                60/463,076                   15-Apr.-03                     Pending
------------------------------- ---------------------------- ---------------------------- ----------------------------

                                    EXHIBIT B

                               LICENSED TECHNOLOGY

I.       COCHLEATE TECHNOLOGY

Origin of cochleates

Over the years, biochemists and biophysicists have studied artificial membrane systems to understand their properties and potential applications. In studying this topic, Demetrios Papahadjopoulos and coworkers began investigating the interactions of divalent cations with negatively charged lipid bilayers. They reported that the addition of calcium ions to small phosphatidylserine vesicles induced their collapse into discs which fused into large sheets of lipid. In order to minimize their interaction with water, these lipid sheets rolled up into jellyroll-like structures, termed "cochleate" cylinders, after the Greek name for a snail with spiral shell.

The Cochleate Advantage

Cochleate delivery vehicles represent a new technology platform for oral and systemic delivery of clinically important drugs that possess poor bioavailability. For example, oral cochleates have been successfully used in animal models for the delivery of drugs that previously were only available given by injection.

High stability: Cochleate delivery vehicles are stable phospholipids-divalent cation precipitates composed of simple, naturally occurring materials, for example, phosphatidylserine and calcium. They have a unique multilayered structure consisting of a large, continuous, solid, lipid bilayer sheet rolled up in a spiral, with no internal aqueous space. Cochleates can be stored in a cation-containing buffer, or lyophilized to a powder and stored at room temperature. Lyophilized cochleates can be placed in capsules and given orally, or reconstituted with liquid prior to in vitro use or in vivo administration. Lyophilization has no adverse effects on cochleate morphology or functions. Cochleate preparations have been shown to be stable for more than two years at 4(degree)C in a cation-containing buffer, and at least one year as a lyophilized powder at room temperature. Encochleation imparts increased stability to drugs, proteins and polynucleotides.

Encapsulation: Cochleate delivery vehicles "wrap-up" or encapsulate the drug, rather than chemically bond with the included drug.

Target delivery: Cochleates carry the encapsulated drug within the interior of the formulation and delivery the drug to the target cell. This results in low blood levels of free drug and high efficiency delivery to the target cell. Once at the target cell, cochleates can be envisioned as membrane fusion intermediates. When a cochleate comes into close approximation to a target membrane, a fusion event between the outer layer of the cochleate and the cell membrane occurs. This fusion results in the delivery of a small amount of the encochleated material into the cytoplasm of the target cell. The cochleate may slowly fuse or break free of the cell and be available for another fusion event, either with this or another cell. Cochleates may also be taken up by endocytosis, and fuse from within endocytic vesicles.

Resistance to environmental attack: The unique structure of the cochleate provides protection from degradation for associated "encochleated" molecules. Traditionally, many drugs can be damaged from exposure to adverse environmental conditions such as sunlight, oxygen, water and temperature. Since the entire cochleate structure is a series of solid layers, components within the interior of the cochleate structure remain intact, even though the outer layers of the cochleate may be exposed to harsh environmental conditions or enzymes.

Oral availability: The drug delivery technology is being developed to enable oral availability of a broad spectrum of compounds, such as those with poor water solubility, as well as polynucleotides, and protein and peptide biopharmaceuticals, which have been difficult to formulate and administer.

Release characteristics: The cochleate technology offers the potential to be tailored to control the release of the drug depending on the desired application.

Formulation of Cochleates

BDSI scientists have investigated various aspects of the manufacturing process, including pH, agitation method and rate, type of cation, ratio of lipid to material, and other parameters, in order to optimize the formulation and manufacturing process for a given material. In one typical manufacturing process, the materials to be formulated (chemical drugs, proteins, peptides, DNA, antigens, nutrients) are added to a suspension of liposomes comprised mainly of negatively charged lipids. The addition of divalent metal ions such as calcium, (although other multivalent cations can be used) induces the collapse and fusion of the liposomes into large sheets composed of lipid bilayers, which spontaneously roll up or stack into cochleates. If desired, the cochleates can be purified to remove unencochleated material, and then resuspended in a buffer containing divalent metal ions.

Various processes have been developed by BDSI scientists to prepare cochleate formulations of a wide variety of drugs, peptides and proteins, with molecular weights ranging from 1 to greater than 200KD, and oligonucleotides or DNA of 20 to greater than 10,000 base pairs. The percentage of encochleation of material ranges from 40-95%, depending on the material and the manufacturing conditions.

Biocompatibility of Cochleate Vehicles

The fundamental components of the cochleate delivery vehicle are phosphatidylserine (PS) and calcium. Phosphatidylserine is a natural component of all biologic membranes, and is most concentrated in the brain. Clinical studies by other investigators, (more than 30 have been published), to evaluate the potential of phosphatidylserine as a nutrient supplement indicate that PS is very safe and may play a role in the support of mental functions in the aging brain. Indeed, phosphatidylserine isolated from soy beans is sold in health food stores as a nutritional supplement.

In mice, BDSI has evaluated the in vivo safety of multiple administrations of cochleates by various routes, including intravenous, intraperitoneal, intranasal and oral. Multiple administrations of cochleate formulations to the same animal do not result in either the development of an immune response to the cochleate matrix, or to any side effects relating to the cochleate vehicle.

Mechanism of Delivery

The interaction of calcium with negatively charged lipids has been extensively studied. Many naturally occurring membrane fusion events involve the interaction of calcium with negatively charged phospholipids (generally phosphatidylserine and phosphatidylglycerol). Calcium induced perturbations of membranes containing negatively charged lipids, and the subsequent membrane fusion events, are important mechanisms in many natural membrane fusion processes. Hence, cochleates can be envisioned as membrane fusion intermediates.

During the past several years substantial research by BDSI scientists has demonstrated that cochleate formulations are simple, safe and highly efficacious mediators of the in vivo delivery of proteins, peptides and polynucleotides for the induction of antigen specific immune responses following oral, intranasal and intramuscular administration. Significantly, the ability of cochleates to mediate the induction of antigen specific, CD8+ cytotoxic lymphocytes, as well as the efficient induction of immune responses to plasmid encoded antigens, supports the hypothesis that cochleates facilitate the cytoplasmic delivery of cochleate associated bioactive molecules.

The observations indicate that, as the calcium rich, highly ordered membrane of a cochleate first comes into close approximation to a natural membrane, a perturbation and reordering of the cell membrane is induced. This results in a fusion event between the outer layer of the cochleate and the cell membrane. This fusion also results in the delivery of a small amount of the encochleated material into the cytoplasm of the target cell. The cochleate may slowly fuse or break free of the cell and be available for another fusion event, either with this or another cell. Cochleates may also be taken up by endocytosis, and fuse from within endocytic vesicles.

Uptake of Cochleates by Macrophage

An important observation relative to the interaction of cochleates with cells is their uptake by macrophage. For example, in vivo, fluorescent cochleates are accumulated by macrophage. Macrophages are on the first line of defense against microbial infections. Many human pathogens cause diseases because they have developed the capacity to survive within macrophage. Examples include viruses such as HIV, bacteria such as staphylococcus and Mycobacterium tuberculosis, fungi such as Candida and parasites such as Leishmania.

Cochleate Mediated Oral Delivery of Drugs

Cochleate formulation technology is particularly applicable to macromolecules as well as small molecule drugs that are hydrophobic, positively, or negatively charged, and possess poor oral bioavailability. Proof-of-principle studies for cochleate mediated oral delivery of macromolecules as well as small molecule drugs is being carried out in appropriate animal models with a well established, clinically important drug which currently can only be effectively delivered by injection, amphotericin B, a potent antifungal agent.

II.      PROTEOLIPOSOME TECHNOLOGY

Proteoliposome Technology (PLT), relates to novel liposome compositions and methods for their preparation. Utilization of PLT provides an efficient reconstitution of membrane proteins into large (0.1 to 2 micron diameter) phospholipid vesicles with a large, internal aqueous space. The method has been exemplified with the use of glycoproteins of influenza (A/PR8/34) and Sendai (parainfluenza type I) viruses. The method comprises (A) extracting out the desired membrane protein from a source biological material with an extraction buffer comprising a detergent; (B) mixing the extract with a phospholipid solution and deriving a cochleate intermediate; and (C) forming large phospholipid vesicles with integrated membrane protein in a biologically active state.

PLT has been used to produce liposome structures with improved delivery capabilities for drug delivery and gene therapy as well as enhanced immune responses. In addition, BDSI PLT can be used to formulate and stabilize biologically important but structurally fragile hydrophobic proteins.

The PLT is protected by US Patent Nos. 4,663,161 and 4,871,488.

III.     Geodate Technology

Geodate technology generally relates to a novel delivery vehicle that encapsulates agents in a stable emulsion, slurry, or powder. Geodate technology is particularly attractive for use with hydrophobic agents, as it can incorporate them at a high yield. It also is particularly attractive for delivery of fragile or unstable agents as the "geodes" remain intact and protect the fragile core molecules, such as beta-carotene, under environmental conditions that normally will result in destruction or inactivation of the molecules.

It has been discovered by BDSI scientists that a monolayer of lipid can form about a hydrophobic core, and that this monolayer can further be encrusted in a lipid/cation matrix, further protecting the hydrophobic core. The resulting "geode" is highly stable and protects of the core from degradation or inactivation, even at elevated pressures and temperatures, such as those encountered in food processing technology.